   As filed with the Securities and Exchange Commission on  January 19, 2000
                                                  Registration No. 333-_________
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                   UBID, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                                         33-0775328
  (State of Other Jurisdiction                            (I.R.S. Employer
of Incorporation of Organization)                        Identification No.)

                      8550 W. Bryn Mawr Avenue, Suite 200
                            Chicago, Illinois 60631
                    (Address of Principal Executive Offices)

                      uBid, Inc. 1998 Stock Incentive Plan
                              (Full Title of Plan)
                 ______________________________________________
                                Gregory K. Jones
                            Chief Executive Officer
                                   uBid, Inc.
                      8550 W. Bryn Mawr Avenue, Suite 200
                            Chicago, Illinois 60631
                    (Name and Address of Agent for Service)

                                 (773) 272-5000
         (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                             Robert M. Mattson, Jr.
                                Craig S. Mordock
                            Morrison & Foerster LLP
                           19900 MacArthur Boulevard
                            Irvine, California 92612
                                 (949) 251-7500
               __________________________________________________
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------

        Amount                Maximum              Maximum              Amount of           Proposed
 Title of Securities           to be           Offering Price      Aggregate offering     Registration
   to be Registered        Registered(1)        Per Share(2)            Price(2)              Fee
------------------------------------------------------------------------------------------------------
Common Stock, $.001
par value per share      346,315  shares              $26.10              $9,038,822            $2,387
------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the Nasdaq National Market on January 13, 2000.

================================================================================

   Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement is filed for the purpose of registering additional securities under the 1998 Stock Incentive Plan of uBid, Inc. (the "Registrant"), which are the same class as those registered under the currently effective Registration Statement on Form S-8 (Registration No. 333-69355) relating to the 1998 Stock Incentive Plan of the Registrant, and the contents of that Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

   The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

   (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which includes audited financial statements for the Registrant's latest fiscal year.

   (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the audited financial statements described in (a) above.

   (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on November 30, 1998 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

   All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

    5.1  Opinion of Morrison & Foerster LLP

   23.1  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

   23.2  Consent of Ernst & Young LLP

   24.1  Power of Attorney (See signature page)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, uBid, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on January 18, 2000.

                                      UBID, INC.


                                      By: /s/ Gregory K. Jones
                                          -------------------------------------
                                          Gregory K. Jones
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

   Each person whose signature appears below constitutes and appoints Gregory K. Jones and Thomas E. Werner, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


            Signature                                      Title                                  Date
---------------------------------   ---------------------------------------------------   ---------------------


/s/ Gregory K. Jones                Chairman of the Board of Directors, President and       January 18, 2000
---------------------------------   Chief Executive Officer (Principal Executive
Gregory K. Jones                    Officer)


/s/ Thomas E. Werner                Chief Financial Officer (Principal Financial and        January 18, 2000
---------------------------------   Accounting Officer)
Thomas E. Werner

/s/ Mark C. Layton                                       Director                           January 12, 2000
---------------------------------
Mark C. Layton


/s/ Allen Lenzmeier                                      Director                           January 13, 2000
---------------------------------
Allen Lenzmeier


            Signature                                      Title                                  Date
---------------------------------   ---------------------------------------------------   ---------------------

 /s/ Russell Pillar                                      Director                           January 13, 2000
---------------------------------
Russell I. Pillar


/s/ Howard A. Tullman                                    Director                           January 13, 2000
---------------------------------
Howard A. Tullman


/s/ Norman H. Wesley                                     Director                           January 12, 2000
---------------------------------
Norman H. Wesley

                                 EXHIBIT INDEX


Exhibit
Number              Description
------              -----------

  5.1     Opinion of Morrison & Foerster LLP

 23.1     Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

 23.2     Consent of Ernst & Young LLP

 24.1     Power of Attorney (See signature page)